Exhibit 10.19

MASTEC, INC.
RESTRICTED STOCK AGREEMENT
1.    Award of Shares. MasTec, Inc. (the “Company”) has awarded to the “Recipient” designated below, the “Award” generally described in the Notice of Restricted Stock Award (the “Notice”), which is hereby incorporated by reference, subject to the terms and conditions of the Company’s Amended and Restated 2013 Incentive Compensation Plan (“Plan”). The Company and the Recipient agree that these Awards are governed by the terms and conditions of the Plan, as amended from time to time, which are incorporated herein in their entirety. Unless otherwise provided herein, terms used herein that are defined in the Plan (or the Notice) and not defined herein shall have the meanings attributable thereto in the Plan (or the Notice).
2.    Award Restrictions.
    (a)    The shares of restricted stock (the “Restricted Stock”) covered by the Award shall vest on the vesting dates (each a “Vesting Date”) set forth below, provided that the Continuous Service of the Recipient continues through and until the applicable Vesting Date:

Vesting Date	Number of Shares that Become Vested
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

(b)    In the event that a Change in Control of the Company occurs during the Recipient’s Continuous Service, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the Change in Control.
(c)    In the event that the Recipient’s Continuous Service terminates by reason of the Recipient’s Disability or death, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the Recipient’s Disability or death, whichever is applicable.
(d)    Notwithstanding any other term or provision of this Agreement, the Committee retains the right to accelerate vesting of any Restricted Stock awarded under this Agreement.
(e)    Any Shares covered by the Award shall not be transferable by the Recipient by means of sale, assignment, exchange, pledge, or otherwise, unless and until they become vested pursuant to the terms of this Agreement. The naming of a Beneficiary under the Plan does not constitute a transfer.
3.    Stock Certificates.
    (a)    The stock certificate(s) evidencing the Restricted Stock shall be registered in the name of the Recipient as of the Date of Grant designated in the Notice. Physical possession or custody of such stock certificate(s) shall be retained by the Company until such time as the Shares become vested. Such stock certificate(s) shall be distributed to the Recipient or Beneficiary(ies) as soon as administratively practicable after the Shares become vested. The Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s).
(b)    During the period prior to vesting, the Recipient shall be entitled to all rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote the Shares and receive cash dividends. Any cash dividends declared with respect to any shares of Restricted Stock shall be held in escrow by the Company (unsegregated as a part of its general assets) until such time as the Restricted Stock that such cash dividends are attributed to become vested Shares, and if and to the extent that such Restricted Stock is subsequently forfeited, the cash dividends attributable to the forfeited Restricted Stock shall be forfeited as well. Stock dividends declared by the Company will be characterized as Restricted Stock and will be subject to vesting and be distributed at the same times as the Restricted Stock with respect to which they were declared as dividends.
(c)    The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such Shares become vested. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.
(d)    If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Committee, issue Shares pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Recipient’s ownership of the Shares subject to the terms and conditions of this Agreement.
4.    Forfeiture of Shares. Upon termination of the Recipient’s Continuous Service, for any reason, any shares of Restricted Stock that have not previously become vested and that do not become vested pursuant to Section 2 hereof, shall be immediately forfeited and revert back to the Company without any payment to the Recipient. If the Recipient breaches any of the Restrictive Covenants as defined in Section 5 hereof, then (in addition to any other rights or remedies to which the Company may be entitled as a result of such breach), all non-vested shares of Restricted Stock shall be forfeited immediately upon such breach and revert or be transferred by the Recipient back to the Company without any payment to the Recipient. The Award of Restricted Stock is conditioned upon and subject to the Recipient’s acceptance of the Award of Restricted Stock by signing and delivering to the Company the Notice not later than the date specified in the Notice. If the Recipient fails to accept the Award of Restricted Stock by signing and delivering to the Company the Notice within the time described above, the Recipient shall forfeit the shares of Restricted Stock subject to this Agreement without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of non-vested shares of Restricted Stock pursuant to this Section 4.
5.    Restrictive Covenants. As a condition to the Company’s grant of the Restricted Stock to the Recipient, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Recipient, the Recipient hereby agrees to comply with the restrictive covenants contained in this Section 5 and any other covenants or agreements regarding confidentiality, non-solicitation, non-competition or similar matters entered into between the Recipient and the Company and/or any Subsidiaries (collectively, the “Restrictive Covenants”).
    (a)    Confidential Information. The Recipient acknowledges that as a result of the Recipient’s services for the Company and its Subsidiaries, the Recipient will gain knowledge of, and access to, proprietary and confidential information and trade secrets of the Company and its Subsidiaries, including, without limitation, (1) the identity of customers, suppliers, subcontractors and others with whom they do business; (2) their marketing methods and strategies; (3) contract terms, pricing, margin, cost information and other information regarding the relationship between them and the persons and entities with which they have contracted; (4) their services, products, software, technology, developments, improvements and methods of operation; (5) their results of operations, financial condition, projected financial performance, sales and profit performance and financial requirements; (6) the identity of and compensation paid to their employees, including the Recipient; (7) their business plans, models or strategies and the information contained therein; (8) their sources, leads or methods of obtaining new business; and (9) all other confidential information of, about or concerning the business of the Company and its Subsidiaries (collectively, the “Confidential Information”). The Recipient further acknowledges that such information, even though it may be contributed, developed or acquired by the Recipient, and whether or not the foregoing information is actually novel or unique or is actually known by others, constitutes valuable assets of the Company developed at great expense which are the exclusive property of the Company or its Subsidiaries. Accordingly, the Recipient will not, at any time, either during or subsequent to the termination of the Recipient’s services for the Company and its Subsidiaries for any reason, in any fashion, form or manner, directly or indirectly, (i) use, divulge, disclose, communicate, provide or permit access to any person or entity, any Confidential Information of any kind, nature or description, or (ii) remove from the Company’s or its Subsidiaries’ premises any notes or records relating thereto, or copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser acoustic or other means) except in the case of both (i) and (ii), (A) as reasonably required in the performance of the Recipient’s services for the Company and its Subsidiaries, (B) to responsible officers and employees of the Company who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, (C) for such information which is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Recipient, and (D) or as otherwise necessary to comply with the requirements of law, after providing the Company with not less than five (5) days prior written notice of the Recipient’s intent to disclose. The Recipient acknowledges that the Company would not enter into this Agreement without assurance that all Confidential Information will be used for the exclusive benefit of the Company.
    (b)    Intellectual Property. Any and all material eligible for copyright or trademark protection and any and all ideas and inventions (“Intellectual Property”), whether or not patentable, in any such case solely or jointly made, developed, conceived or reduced to practice by the Recipient (whether at the request or suggestion of any officer or employee of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period in which the Recipient provides services for the Company and its Subsidiaries, which arise from the fulfillment of the Recipient’s duties to the Company and its Subsidiaries and which may be directly or indirectly useful in the business of the Company or its Subsidiaries will be promptly and fully disclosed in writing to the Company. The Company and its Subsidiaries will have the entire right, title and interest (both domestic and foreign) in all such Intellectual Property, which is the sole property of the Company and its Subsidiaries. All papers, drawings, models, data and other materials relating to any such idea, material or invention will be included in the definition of Confidential Information, will remain the sole property of the Company and its Subsidiaries, and the Recipient will return to the Company and its Subsidiaries all such papers, and all copies thereof, including all originals and copies contained in computer hard drives or other electronic or machine readable format, upon the earlier of the Company’s or a Subsidiary’s request thereof, or the expiration or termination of the Recipient’s services for the Company and its Subsidiaries. The Recipient will execute, acknowledge and deliver to the Company and its Subsidiaries any and all further assignments, contracts or other instruments the Company and its Subsidiaries deem necessary or expedient, without further compensation, to carry out and effectuate the intents and purposes of the Agreement and to vest in the Company and its Subsidiaries each and all of the rights of the Company and its Subsidiaries in the Intellectual Property.
        (c)    Nonsolicitation.

(i)    The Recipient acknowledges and agrees that Company’s and its Subsidiaries’ existing or contemplated businesses (collectively, the “Business”) are conducted throughout the United States of America and the Commonwealth of Canada. Until two (2) years following the date of the termination of the Recipient’s employment with the Company and its Subsidiaries (the “Period of Non-Solicitation”) and within the United States of America and the Commonwealth of Canada (including their possessions, protectorate and territories, the “Territory”), the Recipient will not (whether or not then providing services for the Company or its Subsidiaries for any reason), without the Company’s prior written consent, solicit, persuade or attempt to solicit or persuade or cause or authorize directly or indirectly to be solicited or persuaded for employment, or employ or cause or authorize directly or indirectly to be employed, on behalf of the Recipient or any other person or entity, any individual who is or was at any time within six (6) months prior to cessation of the Recipient’s termination of the Recipient’s services for the Company and its Subsidiaries, an employee of the Company or its Subsidiaries.

(ii)    If the Recipient breaches or violates any of the provisions of this Section 5(c), the running of the Period of Non-Solicitation (but not of any of the Recipient’s obligations under this Section 5) will be tolled with respect to the Recipient during the continuance of any actual breach or violation.

        (d)    Reasonable Restrictions. The parties acknowledge and agree that the restrictions set forth in Section 5 of this Agreement are reasonable for the purpose of protecting the value of the business and goodwill of the Company and its Subsidiaries. It is the desire and intent of the parties that the provisions of Section 5 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of Section 5 are adjudicated to be invalid or unenforceable, then such section will be deemed amended to delete such provision or portion adjudicated to be invalid or unenforceable; provided, however, that such amendments are to apply only with the respect to the operation of such section in the particular jurisdiction in which such adjudication is made.

        (e)    Breach or Threatened Breach. The parties acknowledge and agree that the performance of the obligations under Section 5 by the Recipient are special, unique and extraordinary in character, and that in the event of the breach or threatened breach by the Recipient of the terms and conditions of Section 5, the Company and its Subsidiaries will suffer irreparable injury and that monetary damages would not provide an adequate remedy at law and that no remedy at law may exist Accordingly, in the event of such breach or threatened breach, the Company will be entitled, if it so elects and without the posting of any bond or security, to institute and prosecute proceedings in any court of competent jurisdiction, in law and in equity, to obtain damages for any breach of Section 5 and/or to enforce the specific performance of this Agreement by the Recipient and/or to enjoin the Recipient from breaching or attempting to breach Section 5. In the event the Company believes that the Recipient has breached the Recipient’s obligations under Section 5, or threatens to do so, it shall promptly provide the Recipient written notice of such belief setting forth the basis for its belief and, (unless under exigent circumstances, as determined by the Company at its sole discretion, it would harm the Company and its Subsidiaries to delay the institution of legal proceedings) five (5) business days to respond to the notice, prior to the initiation of legal proceedings. In addition to any other rights or remedies the Company may have under this Agreement or applicable law, the Company will be entitled to receive from the Recipient reimbursement for all attorneys’ and paralegal fees and expenses and court costs incurred by the Company in enforcing this

Agreement and will have the right and remedy to require the Recipient to account for and pay over to the Company all compensation, profit, monies, accruals or other benefits derived or received, directly or indirectly, by the Recipient from the action constituting a breach or violation of this Section 5.
6.    Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Shares, such as recapitalizations or mergers, the Committee shall equitably adjust the number and kinds of Shares subject to this Award in such manner as the Committee deems appropriate, may accelerate the vesting of awards hereunder, and may take such other action as the Committee may determine to be appropriate pursuant to the Plan.
7.    Compliance with Securities Laws. It shall be a condition to the Recipient’s right to receive shares of Restricted Stock hereunder that the Committee may, in its discretion, require (a) that the shares of Restricted Stock reserved for issue upon the grant of this award shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Shares may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the Shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Recipient shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such Shares by the Company shall have been taken by the Company or the Recipient, or both. The certificates representing the Shares granted under this Award may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.
8.    Administration.
    (a)    The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board may establish.
(b)    Any decision made or action taken by the Company, the Board, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board, Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Recipient or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.
9.    Tax Matters; Section 83(b) Election.
(a)    If the Recipient does not properly make the election described in Section 9(b) below, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state, local or foreign taxes of any kind that the Company determines are required by law to be withheld with respect to the Restricted Stock (the “Withholding Taxes”) (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any Withholding Taxes.
(b)    If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Code, the Recipient shall make arrangements satisfactory to the Committee to pay to the Company any Withholding Taxes. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Recipient under this Agreement) otherwise due to the Recipient, any Withholding Taxes.
    (c)    The Recipient may satisfy the withholding requirements pursuant to any one or combination of the following methods:
        (i)    payment in cash; or
    (ii)    payment by surrendering a number of unrestricted previously held Shares (free and clear of all liens and encumbrances), or the withholding of a number of Shares that otherwise would be deliverable to the Recipient pursuant to this Award. The Shares so delivered or withheld must have an aggregate Fair Market Value on the date on which the shares of Restricted Stock become taxable that shall not exceed the maximum statutory tax rates in the Recipient’s applicable jurisdictions with respect to the shares of Restricted Stock (or such other amount as the Committee determines will not result in additional compensation expense for financial accounting purposes under applicable financial accounting principles). For this purpose, the maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Recipient’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the Recipient. The Recipient may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

(d)    If the Recipient does not (i) properly make the election described in Section 9(b) above, or (ii) make arrangements satisfactory to the Company for payment of any Withholding Taxes prior the applicable Vesting Date(s) (or such earlier dates required by the Company), the Recipient shall satisfy any Withholding Taxes in accordance with the Sell to Cover Election included in the Notice, and the Recipient irrevocably elects to sell the portion of the shares of Restricted Stock that become vested that is necessary to satisfy the Withholding Taxes and the Recipient shall execute any letter of instruction or agreement required by any stock plan service provider or brokerage firm designated by the Company for such purposes (the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates. In accordance with the Recipient’s Sell to Cover Election pursuant to the Notice, the Recipient hereby acknowledges and agrees:

    (i)    The Recipient irrevocably appoints the Agent as the Recipient’s agent and authorizes the Agent to (A) sell on the open market at the then prevailing market price(s), on the Recipient’s behalf, as soon as practicable on or after the date the shares of Restricted Stock covered by the Award shall vest, that number (rounded up to the next whole number) of Shares so issued necessary to generate proceeds to cover (x) any Withholding Taxes incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (B) apply any remaining funds to the Recipient’s federal tax withholding.

    (ii)    The Recipient authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection 9(d)(i) above.

    (iii)    The Recipient understands that the Agent may effect sales as provided in subsection 9(d)(i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Recipient’s account. In addition, the Recipient acknowledges that it may not be possible to sell Shares as provided by subsection 9(d)(i) above due to (A) a legal or contractual restriction applicable to the Recipient or the Agent, (B) a market disruption, or (C) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, the Recipient will continue to be responsible for the timely payment to the Company and/or its Affiliates of all Withholding Taxes.

    (iv)    The Recipient acknowledges that regardless of any other term or condition of this Section 9(d), none of the Company, its Subsidiaries or the Agent will not be liable to the Recipient for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond the reasonable control of the Company, its Subsidiaries or the Agent.

    (v)    The Recipient agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 9(d).

    (vi)    Notwithstanding the foregoing, in the event that the Recipient’s Sell to Cover Election cannot be effected in such manner that would be consistent with maintaining an affirmative defense under Rule 10b5-1 or consistent with applicable law (as determined by the Company in its sole discretion), then such transactions shall not occur and the Company or any Subsidiary may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Recipient’s Award, to the extent permitted by law, by deducting from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any Withholding Taxes.

(e)    Tax consequences on the Recipient (including without limitation federal, state, local and/or foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

10.    Company Relation with Recipients. Nothing in this Agreement shall confer on the Recipient any right to continued Continuous Service.
11.    Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
12.    Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
13.    Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties after appropriate action by the Committee.
14.    No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Subsidiary pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
15.    Law Governing. This Agreement is subject to and shall be administered and governed in all respects under the laws of the State of Florida without regard to its conflict of law rules.
16.    Binding Effect; Captions. This Agreement is binding upon the Company, its successors and assigns, and the Recipient, and his/her heirs, legal representatives and permitted assigns. Captions are provided for reference, do not form a part of this Agreement and are not admissible to determine the intent of the parties.
17.    Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 800 Douglas Road, 12th Floor, Coral Gables, FL 33134, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
18.    Section 409A.
(a)    It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with that intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Recipient’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.
(b)    In the event that either the Company or the Recipient believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Recipient shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Recipient and on the Company.
(c)    Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

19.    Clawback of Benefits.
    (a)    The Company may (i) cause the cancellation of the shares of Restricted Stock subject to this Agreement, (ii) require reimbursement of the shares of Restricted Stock subject to this Agreement by the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or this Agreement or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law, including, without limitation the Recoupment Policy adopted by the Committee as in effect on the Date of Grant designated in the Notice and as amended from time to time (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement or otherwise, in accordance with any Clawback Policy. By accepting the shares of Restricted Stock subject to this Agreement, the Recipient is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Recipient’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
    (b)    If the Recipient, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the shares of Restricted Stock subject to this Agreement may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Recipient or other person to whom any payment has been made or Shares or other property have been transferred in connection with the shares of Restricted Stock subject to this Agreement to forfeit and pay over to the Company, on demand, all or any portion of the value realized (whether or not taxable) on the vesting or payment of any shares of Restricted Stock subject to this Agreement during the time period specified in this Agreement or otherwise specified by the Committee.
20.    Non-Waiver of Breach. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
21.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of ________, ________.
MASTEC, INC.
By:
Its:
[NAME OF RECIPIENT]

Signature